Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS PROVIDES BUSINESS UPDATE

Separately Announces Tender Offer and Consent Solicitation by its Operating

Partnership for 4.60% Exchangeable Senior Notes due 2027

Secured Credit Facility Negotiations Proceeding

SAN CLEMENTE, CA – April 16, 2009 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today provided a preliminary update on its first quarter operations. The Company does not undertake to make updates for any subsequent developments in its business.

Preliminary Operations Update Through March 31, 2009:

•	March total portfolio RevPAR was $97.38, down 21.3% to prior year.
•	First quarter total portfolio RevPAR was $96.18, down 16.0% to prior year.

Arthur Buser, President and Chief Executive Officer, stated, “As hotel demand remains soft, we focus our efforts on driving our hotels’ top line while managing costs to maintain margins. Today, we separately announced a tender offer and consent solicitation by our Operating Partnership aimed at strengthening our balance sheet and providing us with the flexibility necessary to preserve cash and maximize the value of our company.”

Tender Offer and Consent

The Company separately announced today Sunstone Hotel Partnership, LLC, the Company’s wholly owned subsidiary and operating partnership (the “Operating Partnership”) expects to commence on April 17, 2009 a cash tender offer to purchase any and all of the Operating Partnership’s 4.60% Exchangeable Senior Notes due 2027 (the “Notes”) at a price of $600 per Note and a solicitation of consents from the holders of the Notes with respect to an amendment of the indenture under which the Notes were issued.

Credit Facility Amendment

The Company is in the process of negotiating an amendment to its $200 million revolving credit facility. The Company expects to reach an agreement that would result in financial covenant relief in exchange for a reduction in the facility’s size and first mortgage liens on certain of its currently unencumbered hotels.

Business Update Call

The Company will host a conference call to discuss its operations update on April 16, 2009, at 2 p.m. PDT. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-218-0713 (for domestic callers) or 303-228-2960 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 44 hotels comprised of 15,029 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the current U.S. recession which may be prolonged; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; our ability to successfully complete negotiations for an amendment to our revolving credit agreement; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of April 16, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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